As filed with the Securities and Exchange Commission on June 25,  2004


                                                    Registration  No.
                                                                      -------



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      -----------------------------------

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933

                      -----------------------------------
                          COLLEGE OAK INVESTMENTS, INC.
             (Exact name of Registrant as specified in its charter)

     NEVADA                    233320,  531                 30-0226902
                                           --------
(State or other          (North  American  Industry       (I.R.S.Employer
jurisdiction               Classification System           Identification
of incorporation               -  NAICS)                        Number)
or organization)

    CAREY G. BIRMINGHAM                                 CAREY G. BIRMINGHAM
COLLEGE OAK INVESTMENTS, INC.                      COLLEGE OAK INVESTMENTS, INC.
16161 COLLEGE OAK, SUITE 101                        16161 COLLEGE OAK, SUITE 101
SAN ANTONIO, TEXAS 78249                             SAN ANTONIO, TEXAS 78249
     (210) 408-6019                                        (210) 408-6019
(Address, and telephone number               (Name, address and telephone number
of principal executive offices)                    of  agent  for  service)

                                   Copies  to:
                                  DAVID M. LOEV
                                 ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                              HOUSTON, TEXAS 77019
                                 (713) 524-4110
                      -----------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                CALCULATION  OF  REGISTRATION  FEE

TITLE OF EACH CLASS OF        AMOUNT       PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
   SECURITIES TO BE            BEING            PRICE                AGGREGATE          REGISTRATION
      REGISTERED             REGISTERED        PER SHARE(1)          PRICE(1)(2)            FEE
-------------------------    ----------    ------------------    ------------------  -----------------
Common Stock to be Resold     234,000           $.001                $234                    $.03
-------------------------    ----------    ------------------    ------------------  -----------------
TOTAL                         234,000           $.001                $234                    $.03
-------------------------    ----------    ------------------    ------------------  -----------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2)     The  book value of the common stock, calculated pursuant to Rule 457(f).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                             COLLEGE OAK INVESTMENTS, INC.

                     RESALE  OF  234,000  SHARES  OF  COMMON  STOCK

     The selling stockholders listed on page 13 may offer and sell up to 234,000 shares of our common stock under this prospectus for their own account. Shares offered by the selling stockholders may be sold by one or more of the following methods:

    - ordinary  brokerage transactions in which a broker solicits purchases; and
    - face to face transactions between the selling stockholders and purchasers without a broker.

     A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above. We will not receive any proceeds from the resale of common stock by the selling stockholders. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters. Therefore, the selling stockholders may be subject to statutory liabilities if the registration statement, which includes this prospectus, is defective by virtue of containing a material misstatement or failing to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER   THE   SEC   NOR  ANY  STATE  SECURITIES  COMMISSION  HAS  APPROVED  OR
DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is            , 2004
                                               --------


                                TABLE OF CONTENTS
                               -------------------
                                                                                    PAGE
                                                                                    ----
Prospectus Summary                                                                     4
Summary Financial Data                                                                 5
Risk Factors                                                                           6
Use of Proceeds                                                                        8
Dividend Policy                                                                        8
Management Discussion and Analysis of Financial Condition and Results of Operations    8
Business                                                                              10
Recent Events                                                                         11
Management                                                                            11
Certain Transactions and Related Transactions                                         12
Principal Stockholders                                                                12
Description of Capital Stock                                                          12
Shares Available for Future Sale                                                      12
Plan of Distribution and Selling Stockholders                                         13
Interest of Named Experts and Counsel                                                 14
Disclosure of Commission Position on Indemnification for Securities Act Liabilities   14
Legal Proceedings                                                                     14
Experts                                                                               14
Legal Matters                                                                         14
Where You Can Find More Information                                                   15
Financial Statements                                                                 F-1


                              ABOUT THIS PROSPECTUS
                              ---------------------

     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

     This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

     All references to "we," "our," or "us," refer to College Oak Investments, Inc., a Nevada corporation unless specifically stated otherwise.

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Memorandum. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

     College Oak Investments, Inc. (the "Company") anticipates providing full-service real estate development consulting, construction management and general contracting services and support for small to mid-size commercial developers and users of commercial buildings. It is anticipated that these services will include the following:

    - Site  Selection;
    - Financial  Pro-forma  preparation  and  analysis;
    - Return  on  Investment  and  Rate  of  Return  Analysis;
    - Design  Development;
    - Full  service  Architectural  and  Engineering  Services;
    - Construction  Management;
    - General  Contracting;
    - Job  Supervision;
    - Leasing  and  Property  Management;  and
    - Sale/Leaseback  and  other  Disposition  Scenario  Analyses.

          In addition to the services listed above, in the event we raise significant capital from conventional sources, the Company intends to purchase for purposes of speculation raw land and/or oil and gas properties should the opportunities arise.

          Furthermore, the Company may elect to grow by acquisition or merger with existing companies in related businesses, including, but not limited to subcontractors, contractors or companies with existing oil and/or gas properties or contracts.

          In addition, it can be anticipated that the Company will enter into joint ventures with owners/developers for the construction and/or ownership of commercial properties.

          The Company was incorporated in Nevada on February 3, 2004. Our principal executive offices are located at 16161 College Oak, Suite 101, San Antonio, Texas, 78249, our telephone number is (210) 408-6019 Ext. 2, and our fax number is (210) 408-1856.

                             SUMMARY FINANCIAL DATA
                             ----------------------

     You should read the summary financial information presented below for the period from February 3, 2004 (inception) through April 30, 2004. We derived the summary financial information from our audited financial statements appearing elsewhere in this prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.



                                   PERIOD  FROM  FEBRUARY  3,  2004
                                   (INCEPTION)  THROUGH  APRIL  30,
                                   2004

STATEMENT OF OPERATIONS
DATA:

Revenues                                                                      $       0

Administrative Expenses
Cash                                                                          $  32,545

Non-cash                                                                      $ 203,000

Net (Loss)                                                                    $(235,545)
                                                                            ===========



Balance Sheet Data:                                                        As of April 30, 2004

Cash                                                                          $   4,809
Working Capital Deficit                                                       $  25,945
Accounts Payable                                                              $  30,754
Deficit accumulated during development stage                                  $(235,545)

                                  RISK FACTORS
                                  ------------

          This Memorandum contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors set forth below. The Shares being offered hereby involve a high degree of risk. Prospective investors should consider the following risk factors inherent in and affecting the business of the Company and an investment in the Shares.

FUTURE  CAPITAL  NEEDS
----------------------

          Our growth and continued operations could be impaired by limitations on our access to the capital markets. There can be no assurance that capital from outside sources will be available, or if such financing is available, it may involve issuing securities senior to the Shares or equity financings which are dilutive to holders of the Shares. In addition, in the event we do not raise additional capital from conventional sources, there is every likelihood that our growth will be restricted and we may need to scale back or curtail implementing our business plan.

HAS  LIMITED  OPERATING  HISTORY
--------------------------------

          The Company was formed as a Nevada corporation in February, 2004. Aside from organizational costs incurred, we have not incurred significant expenses to date and we have no operating history upon which you may evaluate our business prospects. The Company's business and prospects must be considered in light of the risk, expense and difficulties frequently encountered by companies in early stages of development. If we are unable to effectively allocate our resources, we may be adversely affected and we may be unable to execute our strategy.

DEPENDENCE  ON  CAREY  BIRMINGHAM,  OUR  DIRECTOR  AND  OFFICER
---------------------------------------------------------------

     The Company's performance is substantially dependent on the performance of Carey Birmingham, its sole officer and director. The loss of the services of Carey Birmingham could have a material adverse effect on our business, results of operations or financial condition. In addition, the absence of Mr. Birmingham will force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement.

INTENSE  COMPETITION
--------------------

     The market for development consulting and particularly construction management and general contracting services is highly competitive. The Company expects competition to intensify in the future. Numerous well-established companies are focusing significant resources on providing construction management and general consulting services that will compete with the Company's services. There can be no assurance that the Company will be able to compete successfully or that competitive pressures, including possible downward pressure on the prices it charges for its products and services, will not adversely affect its business, results of operations and financial condition.

MANAGEMENT  OF  GROWTH
----------------------

     If successful in raising additional capital and implementing our business plan, the Company's growth is expected to place a significant strain on the Company's managerial, operational and financial resources as Carey Birmingham is our only employee. Further, as the Company receives contracts, the Company will be required to manage multiple relationships with various customers and other third parties. These requirements will be exacerbated in the event of further growth of the Company or in the number of its contracts. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company will be able to achieve the rapid execution necessary to successfully offer its services and implement its business plan. The Company's future operating results will also depend on its ability to add additional personnel commensurate with the growth of its business. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

OUR EXECUTIVE OFFICER MAY SIGNIFICANTLY INFLUENCE MATTERS TO BE VOTED ON
------------------------------------------------------------------------

     The Company's executive officer and director, along with its co-founder David Loev, control 89% of our outstanding Common Stock. Accordingly, the Company's executive officer and co-founder possess significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.

RISK OF OPENING PRICE UPON BECOMING PUBLICLY TRADED; LACK O  LIQUIDITY
----------------------------------------------------------------------

     There can be no assurance of what price the shares of our Company will open, or whether there will be any trading activity at all for the registered shares. As such, shareholders should be aware of the long-term illiquid nature of their investment.

LACK  OF  CASH  DIVIDENDS
-------------------------

     The Company has paid no cash dividends on its Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of the Company's Common Stock in the foreseeable future. While the Company's dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance the future expansion of the Company.


LIMITATION  ON  REMEDIES;  INDEMNIFICATION
------------------------------------------

     The Company's Bylaws provide that the officers and directors will only be liable to the Company for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company's assets. Stockholders who have questions respecting the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable. See "Management".

     You should carefully consider the above risk factors and warnings before making an investment decision. The risks described above are not the only ones facing us. Additional risks that we do not yet know of or that we currently think are not material may also have an adverse effect on our business operations. If any of those risks or any of the risks described above actually occur, our business could be adversely affected. In that case, the price of our common stock could decline, and you could lose all or part of your investment. You should also refer to the other information set forth or incorporated by reference in this prospectus.

                           FORWARD-LOOKING STATEMENTS
                           --------------------------

     This  Memorandum  includes forward-looking statements within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may affect our actual results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors are discussed in the "Risk Factors" section beginning on page 5 of this Memorandum. In some cases you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "would", "expect", "plan", "anticipate", "believe", "estimate", "continue", or the negative of such terms or other similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this Memorandum. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Memorandum might not occur.

                                USE OF PROCEEDS
                                -----------------

     We  will  not  receive  any  proceeds  from  the  resale  of  common stock.


                                 DIVIDEND POLICY
                                 ---------------

          We have not in the past paid any dividends on our equity securities and anticipate that we will retain any future earnings for use in the expansion and operation of our business. We do not anticipate paying any cash dividends in the foreseeable future. Any determination to pay dividends will depend upon our financial condition, results of operations and capital requirements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     ---------------------------------------
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  ---------------------------------------------

     The following discussion should be read in conjunction with our financial statements.

GENERAL

     College Oak Investments, Inc. is a development stage company with a limited operating history. Our fiscal year ends April 30.

     Since inception, we have utilized funds obtained primarily through private placements to develop our business. Accordingly, we have recorded no revenues and have incurred net losses from operations totaling approximately $($235,545) from inception through April 30, 2004.

     Our current cash forecast indicates that there will be negative cash flow from operations through the fiscal year ended April 30, 2005. We will need to seek short-term and long-term debt or equity financing sufficient to fund projected working capital and marketing needs. However, we can provide no assurance that we will be successful in raising funds, that the amount and terms of any financing will be acceptable, or that profits from our services or investments in fiscal year 2005 will be sufficient to fund our working capital and marketing expenditure requirements. Failure to obtain sufficient funding will adversely impact our financial position.

     The following discussion should be read in conjunction with our financial statements.

     We are a development stage company with a limited operating history. We were incorporated in February 2004, but have conducted limited business operations as we have had limited cash and assets. Since inception, we have concentrated on marketing our services. As of April 30, 2004, we have generated no revenues. There exists limited historic operations with respect to our operations. The financial information contained in this prospectus is for the audited period from February 3, 2004 (inception) through April 30, 2004.

     Our externally generated cash flows from operations have been and continue to be insufficient for our cash needs. It is expected that we will generate revenues from operations in the foreseeable future, but there is no assurance as to the period of time that revenues will be sufficient to cover cash requirements. We will likely rely on external financing to supplement our operations.

Plan  of  Operations

     Management anticipates a need for approximately $50,000 to meet our needs for working capital, capital expenditures and business development for the next twelve months. We have been utilizing our resources in an effort to become a publicly traded entity. We have no specific commitments with respect to financing and there is no assurance that we will be successful in any such effort.

Product  Research  and  Development
-----------------------------------

     There is no planned product research and development in the foreseeable future.

Planned  purchase  of  plant  and/or  equipment
-----------------------------------------------

          There is no planned purchase of plant or equipment in the next 12 months, but it can be anticipated that, by the nature of our business, we may need to acquire various pieces of construction equipment or tools in the future.

Planned  significant  changes  in  number  of  employees
--------------------------------------------------------

          None

                              RESULTS OF OPERATIONS

For  the  period  from  February  3,  2004  (Inception)  through  April 30, 2004

     We had no revenue for the period from February 3, 2004 through April 30, 2004.

     General and administrative expenses consisted of cash items of $32,545, which were for start up expenses, including accrued legal fees of $30,000 In addition, we incurred non-cash expenses of $203,000 which consisted of stock issued for services.

     Net loss totaled ($235,545) for the period from February 3, 2004 through April 30, 2004.


Liquidity  And  Capital  Resources.
-----------------------------------

     OVERVIEW
     --------

     Our  cash  position  was  $4,809 as of April 30, 2004.   Working capital at
April  30,  2004  was  negative  at  $25,945.

     Our current cash forecasts indicate that there will be negative cash flow from operations for the foreseeable future.

     If we are unable to raise additional capital from conventional sources, including lines of credit and additional sale of additional stock, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results. We have no commitment from our officer and director or any of our shareholders to supplement our operations or provide us with financing in the future.


     In the future, we may be required to seek additional capital by selling debt or equity securities, curtailing operations, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that financing will be available in amounts or on terms acceptable to us, or at all.

                                    BUSINESS
                                    --------

OVERVIEW
--------

     In the event College Oak Investments, Inc. (the "Company") can raise additional capital, we anticipate providing full-service development consulting, construction management and general contracting services and support for small to mid-size commercial developers and users of commercial buildings and various types of raw land for speculation and development. We anticipate these services to include the following:

     - Site  Selection;
     - Financial  Pro-forma  preparation  and  analysis;
     - Return  on  Investment  and  Rate  of  Return  Analysis;
     - Design  Development;
     - Full  service  Architectural  and  Engineering  Services;
     - Construction  Management;
     - General  Contracting;
     - Job  Supervision;
     - Leasing  and  Property  Management;
     - Sale/Leaseback  and  other  Disposition  Scenario  Analyses;  and
     - Sale  Negotiation  and  Brokerage.
     - Raw Land, including oil and gas properties, for acquisition, sale an/or development.

     Furthermore, if we can raise additional capital from conventional sources, we may elect to grow by acquisition or merger with existing companies in related businesses, including but not limited to subcontractors, contractors, construction management firms, finance or operating development companies.

     In addition, it can be anticipated that the Company will enter into joint ventures with owners/developers for the construction and/or ownership of commercial properties.

MARKET  NEED
------------

     We believe that numerous small and mid-size commercial developers have need from time to time for financial analyses consulting as well as site selection and analysis and construction assistance, whether construction management or general contracting. In addition, numerous individuals and companies of all sizes often have requirements when considering development and construction of home offices, build-to suit projects or commercial facilities which may combine income from rental as well as home office use for the developer/owner. Based on the extensive experience of its executive, Mr. Birmingham, and its consultants, Mr. Alkire and Mr. Yount, and their knowledge of contacts and the market, the Company believes it can offer an immediate presence to San Antonio-based companies who seek such development consulting and/or construction consulting services.

     The Company's principal business activity will consist of providing a full range of real estate development and construction services to individuals or companies seeking to develop or build small (3,000 square foot) to mid-size (25,000-35,000 square foot) commercial buildings. This entire process could begin with site selection for a client and go all the way through actual construction, lease-up and management of the facility. While the initial emphasis of the Company will be to seek out small and mid-size users, it will not limit itself to this niche. As opportunities develop, the Company may seek out larger projects and joint ventures as time and business progress.

     Construction consulting is a highly competitive business in which companies of all sizes strive to attract new clients or additional assignments from existing clients. Competition for new business is difficult as large construction management companies and general contractors have tremendous resources, both monetary and with personnel, to attract new clients. The Company believes that its general pricing of cost of construction plus a fee ranging from .5% to 10% will be very competitive and it expects to offer excellent service.

     It is anticipated that the agreements between the Company and most of its clients will be terminable by either the Company or the client upon mutually agreed notice, as is the custom in the industry. The Company anticipates being engaged on a project by project basis and will accept engagements generally on a cost of construction plus a flat fee of from .5% to 10% or on an hourly basis or flat fee arrangement. We may also seek equity ownership positions in development projects for cash and/or reduction of cash fees. The Company may also engage consultants as independent contractors to assist it on various projects on an as needed basis.

     As is generally the case in the construction industry, the Company's business is expected to be seasonal and will fluctuate with the general economy and real estate markets. The diverse aspect of the Company's business plan can be expected to ameliorate these fluctuations to a degree.

                                  RECENT EVENTS
                                  -------------

     QUADK  BUILDING
     ---------------

     On June 9, 2004 we entered into a General Contracting and Construction Management Contract with QuadK, LLC, a Texas Limited Liability Company for the construction of a new 3,600 square foot office building in San Antonio, Texas. The Contract includes a fee for our services of approximately 5% of the construction cost, or approximately $12,400. We plan to rely heavily on our shareholder and consultant Jay Alkire in carrying out this contract.


                                   MANAGEMENT
                                   ----------

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following table sets forth our director and officer and his age and position:

NAME                          AGE                        POSITION
----                          ---                        --------

Carey  G.  Birmingham         48          President and Chief Executive Officer

     Carey Birmingham has served as our President and Director since inception in February 2004. As President and Director for College Oak Investments, Inc., Mr. Birmingham is responsible for our long-term strategic planning and all day-to-day administrative activities, including marketing, finance, profit and loss responsibility, building strategic alliances and developing sales. In addition, Mr. Birmingham brings his extensive 20-year experience in all aspects of commercial real estate in assisting clients and negotiating contracts. Up until March 19, 2004, Mr. Birmingham also served as Executive Vice President and Director of International Test Systems, Inc., a public company and manufacturer of automated test equipment for electronic printed circuit boards.

     During the past 20 years, in addition to his work in venture capital and individual investments, Mr. Birmingham has served in various capacities. From March 1982 through April 1984, Mr. Birmingham served as Asset Manager and Sr. Asset Manager of commercial real estate for New York Life Insurance. Mr. Birmingham served as a Vice President of Commercial Real Estate for Unicorp American Corporation and Executive Vice President for Unicorp Property Management, a company subsidiary, from May 1984 through November 1989. Mr. Birmingham served as a Portfolio Director, Commercial Real Estate, for United Services Automobile Association (USAA) from 1990 through part of 1992. In addition, Mr. Birmingham served as a real estate consultant for Fidelity Mutual Life Insurance and Mutual Benefit Life from 1992 through 1994. Mr. Birmingham has been responsible for the asset and real property management of real estate portfolios valued in excess of $250 Million at New York Life, $300-$400 Million at Unicorp American, $200-$300 Million at USAA and approximately $300 -$400 million at Fidelity and Mutual Benefit Life. During his tenure with these companies, Mr. Birmingham generated gross sales proceeds of over $700 million from the sale of real estate properties. Mr. Birmingham received a BA degree from New York University in 1980.

                             EXECUTIVE COMPENSATION
                             ----------------------

     Mr. Birmingham has not received a salary. It is anticipated that he will not receive a salary until the Company obtains a minimum of $250,000 in revenues.


LIMITATION  OF  DIRECTORS'  LIABILITY

     Our Articles of Incorporation eliminate, to the fullest extent permitted by the Nevada General Corporation Law, the personal liability of our directors for monetary damages for breaches of fiduciary duty by such directors. However, our Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of a director for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) unlawful corporate distributions. This provision of the Articles of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to board action in respect of such transaction or event. In these cases, our stockholders could be injured by a board's decision and have no effective remedy.


                  CERTAIN TRANSACTIONSAND RELATED TRANSACTIONS
                  --------------------------------------------

     In February 2004, we issued an aggregate of 2,030,000 shares of common stock to certain founders for nominal consideration in connection with our formation as follows:

     In January 2004, we issued 880,000 shares of common stock to Carey G. Birmingham in consideration for services rendered.

     In January 2004, we issued 1,000,000 shares of common stock to David Loev in consideration for services rendered. In January 2004, the Company committed to pay Mr. Loev an additional $30,000.00 for legal fees associated with this Registration Statement.

     In January 2004, we issued 50,000 shares of common stock to David W. Mooney in consideration for consulting services rendered.

     In January 2004, we issued 50,000 shares of common stock to Jay Alkire in consideration for consulting services rendered.

     In January 2004, we issued 50,000 shares of common stock to H. Alex Yount in consideration for consulting services rendered.

                               PRINCIPAL  STOCKHOLDERS
                               -----------------------

     The table below sets forth, as of June 25, 2004, the beneficial ownership of common stock of our directors, officers, and holders of five percent or more of our common stock, and the officers and directors as a group.


                               NUMBER OF SHARES  OF
NAME  AND  ADDRESS                COMMON STOCK
OF BENEFICIAL OWNERS            BENEFICIALLY OWNED         PERCENTAGE OF OWNERSHIP
--------------------            ------------------         -----------------------
Carey G. Birmingham(1)               882,000                           41.7%
16161 College Oak, S. 101
San Antonio, TX   78249

David M. Loev                      1,000,000                          47.66%
2777 Allen Parkway
Suite 1000
Houston, TX 77019

All officers and directors           882,000                           41.7%
  as a group (1) person


(1) Includes 2,000 shares held of record by BFP Texas, Ltd., a Texas Limited Partnership, of which Mr. Birmingham owns, via a trust, 5.26% and is co trustee of the General Partner, the Janet Birmingham Inter Vivos Trust.

                          DESCRIPTION OF CAPITAL STOCK
                          ----------------------------

COMMON  STOCK

     We are authorized to issue up to 150 million total, with 10 million preferred and the balance shares of common stock. As of June 18, 2004, there were 2,114,000 shares of common stock issued and outstanding,

     The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is validly issued, fully paid and non-assessable.

PREFERRED  STOCK

     We are authorized to issue of up to 10,000,000 shares of preferred stock. We have no present plans for the issuance of such preferred stock. The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. In addition, the issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings, and other corporate purposes, could have the effect of making it more difficult or discouraging a third party from acquiring a controlling interest in us. In many cases, shareholders receive a premium for their shares in a change of control, and these provisions will make it somewhat less likely that a change in control will occur or that shareholders will receive a premium for their shares if a change of control does occur.

                    SHARES  AVAILABLE  FOR  FUTURE  SALE
                    ------------------------------------

     Upon the date of this prospectus, there are 2,114,000 shares of common stock issued and outstanding. Upon the effectiveness of this registration statement, the 234,000 shares of common stock to be resold pursuant to this prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops.

     The remaining 1,880,000 shares of common stock outstanding will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

          Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS
                  ---------------------------------------------

          This prospectus relates to the resale of 234,000 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding.



                 RESALE OF COMMON STOCK BY SELLING STOCKHOLDERS
                          SHARES CURRENTLY OUTSTANDING


STOCKHOLDER        SHARES BENEFICIALLY        AMOUNT OFFERED          SHARES
                          OWNED           (ASSUMING ALL SHARES     BENEFICIALLY
                      BEFORE RESALE         IMMEDIATELY SOLD)       OWNED AFTER
                                                                       RESALE
Brenda Yount                    2,000              2,000                 -
Ray Barger                      2,000              2,000                 -
Lisa Stewart                    2,000              2,000                 -
Jay Alkire                     50,000             50,000                 -
Alex Yount                     50,000             50,000                 -
David Mooney                    2,000              2,000                 -
David Mooney                   50,000             50,000                 -
Nina Mooney                     2,000              2,000                 -
Janet T. Birmingham             2,000              2,000                 -
Stephen Birmingham              2,000              2,000                 -
Brad Smith                      2,000              2,000                 -
Harriet Birmingham              2,000              2,000                 -
Mark Birmingham                 2,000              2,000                 -
Stephen Kramer                  2,000              2,000                 -
Trae O.High                     2,000              2,000                 -
Dr. Ed Lahniers                 2,000              2,000                 -
Jennie Loev                     2,000              2,000                 -
Rafi Sonsino                    2,000              2,000                 -
Kevin McAdams                   2,000              2,000                 -
Gwen Carden                     2,000              2,000                 -
Robert McMahon                  2,000              2,000                 -
BFP Texas, Ltd.                 2,000              2,000                 -
Christopher Crumpler            2,000              2,000                 -
Christopher Matthews            2,000              2,000                 -
Dr. Harold Yount                2,000              2,000                 -
Rita Stewart                    2,000              2,000                 -
Hans Hodell                     2,000              2,000
Kwajo M. Sarfoh                 2,000              2,000                 -
Ali Ahmed, PC (Corp.)           2,000              2,000                 -
Jacob Cohen                     2,000              2,000                 -
Steven Weiss                    2,000              2,000                 -
Tony Meade                      2,000              2,000                 -
Chris Ullman                    2,000              2,000                 -
Robert Moore                    2,000              2,000                 -
Charlie Butler                  2,000              2,000                 -
Roberto Berrios                 2,000              2,000                 -
Geraldine Smith                 6,000              6,000                 -
Gregorio Inestroza              4,000              4,000                 -
Eric Hymowitz                   2,000              2,000                 -
Brian Harris                    2,000              2,000                 -
Breitman Family Trust           2,000              2,000                 -
Dan Gostylo                     2,000              2,000                 -
TOTAL                         234,000            234,000                 -

     The 234,000 shares offered by the selling stockholders may be sold by one or more of the following methods, without limitation:

- ordinary brokerage transactions and transactions in which the broker solicits purchases; and

- face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

Such brokers or dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. The selling stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus. As a result of such shares being registered under the Securities Act, holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of common stock for purposes of the Securities Act with the result that they may be subject to certain statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability.

                      INTEREST OF NAMED EXPERTS AND COUNSEL
                   ------------------------------------------

     David  M. Loev, Attorney at Law, owns 1,000,000 Shares of our Common Stock.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
            --------------------------------------------------------
                           SECURITIES ACT LIABILITIES
                           --------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                LEGAL PROCEEDINGS
                                -----------------

     None.

                                    EXPERTS
                                    -------

     The financial statements of College Oak Investments, Inc., appearing in this SB-2 Registration Statement have been audited by Malone & Bailey, PLLC, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS
                                 --------------

     Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.

                       WHERE YOU CAN FIND MORE INFORMATION
                       -----------------------------------

     This Memorandum does not contain all of the information with respect to the various agreements and other documents referred to herein. The delivery of this Memorandum at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof. For further information with respect to the Company and the Shares, any prospective purchaser should contact Carey G. Birmingham at 210-408-6019, Ext. 2.

     Our fiscal year ends on April 30. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements, or other information with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http\\www.sec.gov.

Financial Statements


                          INDEPENDENT AUDITORS' REPORT


To  the  Board  of  Directors
    College  Oak  Investments,  Inc.
    (A  Development  Stage  Company)
    San  Antonio,  Texas

We have audited the accompanying balance sheet of College Oak Investments, Inc., as of April 30, 2004 and the related statements of expenses, stockholders deficit, and cash flows for the period from February 3, 2004 (Inception) through April 30, 2004. These financial statements are the responsibility of College Oak Investments, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of College Oak Investments, Inc., as of April 30, 2004, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that College Oak will continue as a going concern. As discussed in Note 2 to the financial statements, College Oak has minimal operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



MALONE  &  BAILEY,  PLLC
www.malone-bailey.com
Houston,  Texas

May  27,  2004


                          COLLEGE OAK INVESTMENTS, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 April 30, 2004


      ASSETS
Cash                                                                        $   4,809
                                                                              ========

      LIABILITIES

Accounts Payable                                                            $   30,754
                                                                              --------

Commitments

      STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par, 10,000,000 shares
  Authorized, none issued and outstanding                                            -
Common stock, $.001 par, 140,000,000 shares
  authorized, 2,096,000 shares issued
  and outstanding                                                                2,096
Additional paid in capital                                                     207,504
Deficit accumulated during the development stage                              (235,545)
                                                                              --------
TOTAL STOCKHOLDERS' DEFICIT                                                   ( 25,945)
                                                                              --------
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                                   $    4,809
                                                                               ========


     See accompanying summary of accounting policies and notes to financial statements.


                          COLLEGE OAK INVESTMENTS, INC.
                          (A Development Stage Company)
                              STATEMENT OF EXPENSES
                    Period from February 3, 2004 (Inception)
                             Through April 30, 2004


Administrative expenses
   - cash                                                              $   32,545
   - non-cash                                                             203,000
                                                                         ---------
Net loss                                                                $(235,545)
                                                                         =========

Basic and diluted net loss per common share                               $ (0.11)
Weighted average common shares outstanding                              2,049,149


     See accompanying summary of accounting policies and notes to financial statements.


                          COLLEGE OAK INVESTMENTS, INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                    Period from February 3, 2004 (Inception)
                             Through April 30, 2004

                                                              Deficit
                                                            Accumulated
                                                Additional     During
                           Common     Stock      Paid  in    Development
                           Shares       $        Capital       Stage       Totals
                          ---------   ------     --------    ---------    ---------
Shares issued
-for services at
   $.10 per share         2,030,000  $   2,030  $  200,970  $        -   $  203,000
-for cash at $.10
   per share                 66,000         66       6,534           -        6,600

Net loss                          -          -           -    (235,545)    (235,545)
                          ---------   ------     --------    ---------    ---------
Balances, April 30, 2004  2,096,000  $   2,096  $  207,504  $ (235,545)  $ ( 25,945)
                          =========   ======      ========   =========   =========


     See accompanying summary of accounting policies and notes to financial statements.


            COLLEGE OAK INVESTMENTS
         (A Development Stage Company)
           STATEMENT OF CASH FLOWS
    Period from February 3, 2004 (Inception)
             Through April 30, 2004


CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                 $(235,545)
Adjustments to reconcile net loss
  to cash used in operating activities:
    Stock issued for services              203,000
Changes in:
  Accounts payable                          30,754
                                          ---------
NET CASH USED IN OPERATING ACTIVITIES     (  1,791)

CASH FLOWS FROM FINANCING ACTIVITIES
  Sale of stock                              6,600
                                          ---------
NET CHANGE IN CASH                           4,809
  Cash balance, beginning                        -
                                          ---------
  Cash balance, ending                   $   4,809
                                          =========


     See accompanying summary of accounting policies and notes to financial statements.

                          COLLEGE OAK INVESTMENTS, INC.
                          (A Development Stage Company)
                         NOTES  TO  FINANCIAL  STATEMENTS


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Nature of Business. College Oak Investments, Inc. ("COI") was incorporated in Nevada on February 3, 2004. COI is engaged in general contracting, construction management, and real estate development.

COI's  fiscal  year  end  is  April  30th.

Cash and Cash Equivalents. For purposes of the statement of cash flows, COI considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Revenue Recognition. COI recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. There were no revenues through April 30, 2004.

Income taxes. COI recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. COI provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Recently issued accounting pronouncements. COI does not expect the adoption of recently issued accounting pronouncements to have a significant impact on COI's results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

As shown in the accompanying financial statements, COI has minimal operations and has a working capital deficit of $25,945 as of April 30, 2004. These conditions create an uncertainty as to COI's ability to continue as a going concern. Management is trying to raise additional capital through sales of its common stock as well as seeking financing from third parties. The financial statements do not include any adjustments that might be necessary if COI is unable to continue as a going concern.


NOTE  3  -  COMMON  STOCK

In February 2004, COI issued 2,030,000 shares of common stock for services valued at $.10 per share, or $203,000. COI sold 2,000 shares of common to an individual for $.10 per share, or $200.

In March 2004, COI sold 32,000 shares of common stock to individuals at $.10 per share for $3,200.

In April 2004, COI sold 32,000 shares of common stock to individuals at $.10 per share for $3,200.

NOTE  4  -  INCOME  TAXES

     Deferred  tax  assets                         $  5,000
     Less:  valuation  allowance                     (5,000)
                                                    --------
     Net  deferred  taxes                          $      0
                                                    ========

COI has a net operating loss of approximately $32,000 as of April 30, 2004 which can be carried forward 20 years.


NOTE  5  -  COMMITMENTS

COI has no lease expense as of April 30, 2004. COI is using office space provided by a related party on a rent-free, month to month basis.


NOTE  6  -  SUBSEQUENT  EVENTS

In May 2004, COI sold 16,000 shares of common stock to individuals at $.10 per share for $1,600.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                   ------------------------------------------

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Nevada law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The articles of incorporation of College Oak Investments, Inc. limit the liability of its directors or its stockholders to the fullest extent permitted by Nevada law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office.

     The inclusion of this provision in the amended and restated articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the company and its stockholders.

     Our articles of incorporation provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Nevada law. Our articles of incorporation include related provisions meant to facilitate the indemnities' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.


     SEC  Registration  Fee                      $.03
     Printing  and  Engraving  Expenses            *
     Legal  Fees  and  Expenses                30,000
     Accounting  Fees  and  Expenses               *
     Miscellaneous                                 *
                                                   -
     TOTAL                                       $.*
                                                 ===

*     To  be  provided  by  amendment.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     In February 2004, we issued 2,030,000 shares of our common stock to our founders for various services rendered. We believe that these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in College Oak, and since the transactions were non-recurring and privately negotiated.

     Between March 2004 and June 2004, we issued an aggregate of 84,000 shares of our common stock to thirty-nine shareholders for $8,400. We believe these transactions were exempt from registration pursuant to Rule 506 of Regulation D.

ITEM  27.  EXHIBITS


                                INDEX TO EXHIBITS
                                -----------------


EXHIBIT  NO.          IDENTIFICATION  OF  EXHIBIT
------------


3.1(1)               Articles  of  Incorporation

3.2(1)               By-Laws  of  COI,  Inc.

5.1(1)               Legal  Opinion  of  Counsel

23.1(1)              Consent  of  Malone  &  Bailey,  PLC

23.2(2)              Consent  of  Counsel  (See  Exhibit  5.1)

(1)     Filed  herewith.
(2)     Contained  in  Exhibit  5.1.

ITEM  28.  UNDERTAKINGS

     (a)  The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

     ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     iii. Include any additional or changed material on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     i.     That,  for  the  purpose  of  determining  liability  under  the
Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 25th day of June 2004.


                                               COLLEGE  OAK  INVESTMENTS,  INC.


                                               By: /s/ Carey G. Birmingham
                                               ---------------------------------
                                               CAREY  G.  BIRMINGHAM,  President
                                               and  Chief  Executive  Officer



     This registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                           Title                       Date
---------                           -----                       ----


/s/ Carey G. Birmingham
------------------------    President and CEO, Director     June 25,  2004
CAREY  G.  BIRMINGHAM

Exhibit 3.1

DEAN  HELLER
SECRETARY  OF  STATE
206  NORTH  CARSON  STREET
CARSON  CITY,  NEVADA  89701-4299
(775)  684-5708
WEBSITE:  SECRETARYOFSTATE.BIZ

ARTICLES   OF  INCORPORATION
(PURSUANT  TO  NRS  78)


ABOVE SPACE IS  FOR  OFFICE  USE  ONLY

Important.  Read  attached  instructions before completing form.


1.  Name of
    Corporation:            College Oak Investments, Inc.

2.  Resident Agent          Rita S. Dickson
    Name and Street         Name
    Address:                1161 Ambassador Drive                Reno             Nevada    89523
                            Street Address                       City             State     Zip Code
                            PO Box 33894                         Reno             Nevada    89533
                            Optional Mailing Address             City             State     Zip Code

3.  Shares:                 Number of Shares                                      Number of Shares
                            With par value:    150,000,000       Par Value:.001   Without par value:  0

4.  Names &                 Carey G. Birmingham
    Addresses               Name
    Of Board of
    Directors               16161 College Oak, Suite 101         San Antonio      TX        78249
                            Street Address                       City             State     Zip Code

5.  Purpose:                The purpose of this corporation shall be:
                            General Business

6.  Names, Address          Carey G. Birmingham                  /s/ Carey G. Birmingham
    And Signature of        Name                                 Signature
    Incorporator.
                            16161 College Oak, Suite 101         San Antonio      TX        78249
                            Street Address                       City             State     Zip Code

7.  Certificate of          I hereby accept appointment as Resident Agent for the above named corporation.
    Acceptance of
    Appointment of
    Resident Agent          /s/ Rita S. Dickson                                      Jan. 26, 2004
                            Authorized Signature of R.A. on Behalf of R. A. Company  Date

Exhibit 3.2




                          COLLEGE OAK INVESTMENTS, INC.
                              A NEVADA CORPORATION
                                     BY LAWS

                                    ARTICLE I
                           PRINCIPAL EXECUTIVE OFFICE

     The initial registered office of College Oak Investments, Inc. (the "Corporation") in the State of Nevada shall be c/o Rita Dickson, Resident Agent, 1161 Ambassador Drive, Reno, NV 89523. The principal executive office and registered office of College Oak Investments, Inc. (the "Corporation") in the State of Texas shall be 16161 College Oak, Suite 101 San Antonio, Texas 78249. The Corporation may also have offices at such other places, within or without the State of Nevada, as the board of directors shall from time to time determine.

                                   ARTICLE II
                                  STOCKHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of the stockholders shall be held at the principal executive office or at such other place within or without the State of Nevada as the board of directors may determine and as designated in the notice of such meeting.

     SECTION 2. ANNUAL MEETING. A meeting of the stockholders for the election of directors and for the transaction of any other business shall be held annually at such date and time as the board of directors may determine.

     SECTION 3. SPECIAL MEETINGS. Special meeting of the stockholders for any purpose or purposes may be called at any time by the board of directors, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in these bylaws, include the power and authority to call such meetings, or by stockholders owning at least fifty percent (50%) of the entire voting power of the corporation's capital stock but such special meetings may not be called by any other person or persons.

     SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with these bylaws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer shall preside at such meetings.

     SECTION 5. NOTICE OF MEETING. Written notice stating the place, day and time of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than fifty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records as of the record date prescribed in Section 6, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any stockholders' meeting, or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a stockholders' meeting, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If the board does not fix a record date and prior action by the board is required by the laws of the State of Nevada or these Bylaws, the date for determining stockholders for any of the aforementioned purposes shall be at the close of business on the day on which the board adopts the resolution taking such prior action. When a determination of stockholders entitled to vote at any stockholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 7. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares shall make, at least ten days before each stockholders' meeting, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal executive office, whether within or outside the State of Nevada, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to the stockholders entitled to examine such record or transfer books or to vote at any stockholders' meeting.

     SECTION 8. QUORUM. Except as otherwise provided by law or by the certificate of incorporation of the Corporation, one-third of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a stockholders' meeting. If less than one-fourth of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 9. PROXIES. At all stockholders' meetings, a stockholder may vote by proxy executed in writing by such stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by such stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

     SECTION 10. VOTING. At each election for directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held. Unless otherwise provided by the certificate of incorporation, by statute, or by these bylaws, a majority of votes of the shares present in person or by proxy at a lawful meeting and entitled to vote on the election of directors shall be sufficient to pass on a transaction or matter, except in the election of directors, which election shall be determined by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

     SECTION 11. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any stockholders' meeting any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock without the direction of such a majority.

     SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of capital stock standing in the name of another corporation may be voted by any officer, agent or proxy as these bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares at any stockholders' meeting until such shares have been transferred into the name of the pledgee and thereafter such pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any stockholders' meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 13. INSPECTORS OF ELECTION. In advance of any stockholders' meeting, the chairman of the board or the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board of directors may make an appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board of directors or the president of the Corporation.

     Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     SECTION 14. NOMINATING COMMITTEE. The board of directors or a committee appointed by the board of directors shall act as nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary in accordance with the provisions of the Corporation's certificate of incorporation.

     SECTION 15. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's certificate of incorporation.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. Subject to the provisions of the General Corporation Law of Nevada and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be under the direction of the board of directors. The chairman shall preside at all meetings of the board of directors.

     SECTION 2. NUMBER, TERM AND ELECTION. The number of directors shall be such number, not less than one nor more than seven (exclusive of directors, if any, to be elected by holders of preferred stock), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual stockholders' meeting at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or one-third of the directors. The person calling the special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of the directors may participate in special meetings by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

     SECTION 5. NOTICE. Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the number of directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these bylaws, the certificate of incorporation, or the General Corporation Law of Nevada.

     SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office addressed to the chairman. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman.

     SECTION 11. VACANCIES. Any vacancy occurring on the board of directors shall be filled in accordance with the provisions of the Corporation's certificate of incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office or by election at an annual meeting or at a special meeting of the stockholders held for that purpose. The term of such director shall be in accordance with the provisions of the Corporation's certificate of incorporation.

     SECTION 12. REMOVAL OF DIRECTORS. Any director or the entire board of directors may be removed by two-thirds of the directors or by a majority of the stockholders at a stockholders' meeting holding a majority of the shares of common stock.

     SECTION 13. COMPENSATION. Directors, as such, may receive compensation for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

     SECTION 15. MEETINGS HELD OTHER THAN IN PERSON. Members of the board or any committee may participate in a meeting of the board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

     SECTION 16. PRESUMPTION OF ASSET. A director who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting or shall forward his dissent by registered mail to the dissent shall not apply to a Director who voted in favor of the action.

     SECTION 17. APPROVAL OF LOANS TO OFFICERS. The Corporation may lend money to or guarantee any obligation of, or other or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                                   ARTICLE IV
                      COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors appointed by the chairman. The chairman may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     The chairman shall have power at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

     Except as limited by law, each committee, to the extent provided in the resolution establishing it, shall have and may exercise all the powers and authority of the Board with respect to all matters, but no such committee shall have the power of authority to:

     (a) Recommend to the stockholders an amendment to the Certificate of Incorporation;
     (b)  Adopt  a  plan  of  merger  or  consolidation;
     (c) Recommend to the stockholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation;
     (d) Recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation;
     (e)  Amend  the  Bylaws  of  the  Corporation;
     (f)  Declare  a  dividend;  or
     (g) Take any action expressly required by the General Corporation Law of Nevada to be submitted to stockholders of the Corporation for approval.

     A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

                                    ARTICLE V
                                    OFFICERS

     SECTION 1. POSITIONS. The officers shall be a chairman, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified, until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. REMOVAL. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director.

     SECTION 6. RESIGNATIONS. Any officer may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's certificate of incorporation or these bylaws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf . Such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, OR ORDERS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name shall be signed by one or more officers, employees or agents in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

     SECTION 4. DEPOSITS. All funds not otherwise employed shall be deposited from time to time to the credit in any of its duly authorized depositories as the board of directors may select.

     SECTION 5. CORPORATE FUNDS. All funds of the Corporation shall be under the supervision of the board of directors and shall be handled and disposed of in the manner and by the officers or agents of the Corporation as provided in these Bylaws or as the board of directors may authorize by proper resolutions from time to time.

                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. The shares of capital stock shall be represented by certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, and may be sealed with the seal or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     SECTION 2. FORM OF SHARE CERTIFICATES. All certificates representing shares of capital stock shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

     Each  certificate  representing  shares  shall state upon the face thereof:
that the Corporation is organized under the laws of the State of Nevada; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

     SECTION 3. PAYMENT FOR SHARES. No certificate shall be issued for any share of capital stock until such share is fully paid.

     SECTION 4. FORM OF PAYMENT FOR SHARES. The consideration for the issuance of shares of capital stock shall be paid in accordance with the provisions of the certificate of incorporation.

     SECTION 5. TRANSFER OF SHARES. Transfer of shares of capital stock shall be made only on the stock transfer books of the Corporation. Authority for such transfer shall be given only to the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 6. LOST CERTIFICATES. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

     SECTION 7. SUBSCRIPTIONS. Subscriptions to the shares shall be paid at times and in installments as the board of directors may determine. The board of directors may adopt resolutions prescribing penalties for default on subscription agreements.

                                  ARTICLE VIII
                            FISCAL YEAR; ANNUAL AUDIT

     The fiscal year shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                   ARTICLE IX
                                    DIVIDENDS

     Dividends upon the capital stock, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special directors' meeting, pursuant to law. Dividends may be paid in cash, in property or in stock.

                                    ARTICLE X
                                CORPORATION SEAL

     The corporate seal shall be in such form as the board of directors shall prescribe.

                                   ARTICLE XI
                                   AMENDMENTS

     These bylaws may be repealed, altered, amended or rescinded by the stockholders only by vote of not less than three-quarters of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a stockholders' meeting called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these bylaws.

                                   ARTICLE XII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 1. LIMITATION OF CERTAIN LIABILITIES OF OFFICERS AND DIRECTORS. To the fullest extent permitted by the laws of the State of Nevada, a director of the Corporation shall not be liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as an officer or director.

     SECTION 2. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

     SECTION 3. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

     SECTION 4. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     SECTION 5. AUTHORIZATION. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) if by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or by the shareholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

     SECTION 6. ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

     SECTION 7. NON-EXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

     SECTION 8. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

     SECTION 9. "CORPORATION" DEFINED. For purpose of this section, references to the "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.
                                  ARTICLE XIII
                CERTIFICATION AS TO THE BYLAWS OF THE CORPORATION

     I, the undersigned being the President of the Corporation do hereby certify the foregoing to be the Bylaws of the Corporation.


/s/ Carey G. Birmingham
--------------------------------------
     Carey  G.  Birmingham,  President
     Date:  January  13,  2003

Exhibit 5.1


                                     David  M.  Loev,  Attorney  at  Law
                                     2777  Allen  Parkway
                                     Suite  1000
                                     Houston,  Texas  77019
                                     713-524-4110  PHONE
                                     713-524-4122  FACSIMILE


June  25,  2004

College  Oak  Investments,  Inc.
16161  College  Oak,  Suite  101
San  Antonio,  Texas  78249

Re:  Form  SB-2  Registration  Statement

Gentlemen:

You have requested that we furnished you our legal opinion with respect to the legality of the following described securities of College Oak Investments, Inc. (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.   234,000  shares  of  common  stock,  $.001  par  value  (the  "Shares").

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                         Sincerely,
                                         David  M.  Loev


                                        /s/  David  M.  Loev,  Attorney  at  Law

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Exhibit 23.1



     CONSENT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS


To the Board of Directors
   College Oak Investments, Inc.
   San Antonio, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated May 27, 2004 included herein for the period from February 3, 2004 (Inception) through April 30, 2004.

We also consent to the references to us under the heading "Experts" in such document.


June 25, 2004

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas


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